                                                                     Exhibit 1.1

                                PRICING AGREEMENT



MORGAN STANLEY & CO. INCORPORATED
1585 BROADWAY
NEW YORK, NEW YORK  10036

                                                               December 21, 1999

Ladies and Gentlemen:

                  SLM Funding Corporation, a Delaware corporation (the "Company"), and the Student Loan Marketing Association, a corporation formed under the laws of the United States ("Sallie Mae"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated December 21, 1999 (the "Underwriting Agreement"), between the Company and Sallie Mae, on the one hand, and Morgan Stanley & Co. Incorporated, on the other hand, that the Company will cause the trust (the "Trust") formed pursuant to the Trust Agreement dated as of December 1, 1999 between the Company and Chase Manhattan Bank Delaware, as trustee (the "Eligible Lender Trustee"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Student Loan-Backed Notes (the "Notes") specified in Schedule II hereto (the "Designated Securities"). The Notes will be issued and secured pursuant to the Indenture, dated as of December 1, 1999 (the "Indenture"), between the Trust and Bankers Trust Company, as trustee (the "Indenture Trustee").

                  Except as modified pursuant to Schedule II hereto, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

                  The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.


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                  An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

                  Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to cause the Trust to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in
Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the principal amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in Schedule II.

                  During the period beginning from the date of this Pricing Agreement for the Designated Securities and continuing to and including December 28, 1999, the Company agrees, and Sallie Mae agrees that it will cause the Company, not to, and not to permit any affiliated entity to, offer, sell, contract to sell or otherwise dispose of, any securities (other than the Designated Securities) collateralized by, or any securities (other than the related Certificates) evidencing an ownership in, Student Loans, without the prior written consent of the Representatives.

                  Each Underwriter represents and agrees that (a) it has not offered or sold and will not offer or sell any Notes or Certificates to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes and the Certificates except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes and the Certificates in, from or otherwise involving the United Kingdom; and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Notes and the Certificates to a person who is of a kind described in article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

                  If the foregoing is in accordance with your understanding, please sign and return to us 7 counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company and Sallie Mae. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the

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authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and Sallie Mae for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                       Very truly yours,

                                       SLM FUNDING CORPORATION

                                       By:  /s/ J. Lance Franke
                                           ---------------------------------
                                           Name:  J. Lance Franke
                                           Title: Chief Financial Officer

                                       STUDENT LOAN MARKETING ASSOCIATION

                                       By:  /s/ Somsak Chivavibul
                                           ---------------------------------
                                           Name:  Somsak Chivavibul
                                           Title: Treasurer

Accepted as of the date hereof:

MORGAN STANLEY & CO. INCORPORATED

By: /s/ Jack Kattan
-------------------------------
   Name:  Jack Kattan
   Title: Vice President

        On behalf of the Underwriters named on Schedule I hereto

                                   SCHEDULE I

            PRINCIPAL AMOUNT OF DESIGNATED SECURITIES TO BE PURCHASED

    UNDERWRITER                             CLASS A-1            CLASS A-2
Morgan Stanley & Co. Incorporated         $1,201,500,000       $787,000,000

Other Underwriters (None)                 $            0       $0

                                   SCHEDULE II

TITLE OF EACH CLASS OF DESIGNATED SECURITIES:

                  Floating Rate Class A-1 Student Loan-Backed Notes
                                 (for purposes of this Schedule II, "Class A-1")
                  Floating Rate Class A-2 Student Loan-Backed Notes
                                 (for purposes of this Schedule II, "Class A-2")

AGGREGATE PRINCIPAL AMOUNT OF EACH CLASS:

                  Class A-1:        $1,201,500,000
                  Class A-2:        $  787,000,000

PRICE TO PUBLIC OF EACH CLASS: The Underwriters will offer the Class A-1 Notes and Class A-2 Notes from time to time for sale in one or more negotiated transactions, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

PURCHASE PRICE BY UNDERWRITERS OF EACH CLASS:

                  Class A-1:        99.9%
                  Class A-2:        99.9%

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:                Same Day Funds

INDENTURE:    Indenture, dated as of December 1, 1999, among Bankers Trust
Company, as Indenture Trustee, the SLM Student Loan Trust 1999-3, and Chase Manhattan Bank Delaware, as Eligible Lender Trustee.

MATURITY:

                  Class A-1:        January 2007
                  Class A-2:        July 2012

INTEREST RATE:

                  Class A-1:        One-month LIBOR* plus 0.08%
                  Class A-2:        One-month LIBOR* plus 0.16%

----------------

*  As to initial Accrual Period; thereafter, Three-month LIBOR.

FORM OF DESIGNATED SECURITIES:      Book-Entry (DTC)

TIME OF DELIVERY: December 28, 1999

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

         Student Loan Marketing Association
         11600 Sallie Mae Drive
         Reston, VA  20193

NAMES AND ADDRESSES OF REPRESENTATIVES:

         Designated Representative: Morgan Stanley & Co. Incorporated

         Address for Notices, etc.: Morgan Stanley & Co. Incorporated
                                    1585 Broadway
                                    New York, New York  10036

                                    Attn:    Charles Atkins



MODIFICATIONS TO UNDERWRITING AGREEMENT:

         1. The following sentence is hereby added to the end of the first paragraph of the Underwriting Agreement:

                  In this Underwriting Agreement and in any Pricing Agreement, the term "Underwriters" also may refer to a single firm acting as sole Underwriter of the Designated Securities.

         2. Notwithstanding the last sentence of Section 6 of the Underwriting Agreement, the Company or Sallie Mae will pay or cause to be paid the reasonable costs and expenses incurred by the Underwriters with respect to any legal fees or distribution expenses in connection with the offering of the Designated Securities.


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